Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2022 relating to the financial statements of NewAmsterdam Pharma Company B.V., appearing in Registration Statement No. 333-268888 on Form F-1 of NewAmsterdam Pharma Company N.V.

/s/ Deloitte Accountants B.V.

Rotterdam, The Netherlands

March 31, 2023